EXHIBIT 10.45

THIRD AMENDMENT TO WAREHOUSING CREDIT

AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Third Amendment”) is made effective as of the 8th day of March, 2012, by and between (i) WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”) and (ii) PNC BANK, NATIONAL ASSOCIATION (“Lender”).

R E C I T A L S

WHEREAS, the Lender and the Borrower are parties to that certain Warehousing Credit and Security Agreement, dated as of June 30, 2010 (the “Original Credit Facility Agreement”), as amended by that certain First Amendment to Warehousing Credit and Security Agreement, dated as of May 12, 2011 (the “First Amendment”) and as further amended by that certain Second Amendment to Warehousing Credit and Security Agreement, dated as of June 30, 2011 (the “Second Amendment”) (the Original Credit Facility Agreement, as amended by the First Amendment and the Second Amendment, is herein the “Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Lender agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (as defined in the Credit Facility Agreement).

WHEREAS, Walker & Dunlop, Inc., a Delaware corporation (“Guarantor”) has guaranteed Borrower’s obligations under the Credit Facility Agreement pursuant to that certain Guaranty and Suretyship Agreement dated as of June 30, 2011 (the “Guaranty”).

WHEREAS, the Warehousing Credit Limit is One Hundred Fifty Million Dollars ($150,000,000).

WHEREAS, the Stated Maturity Date (as defined in the Credit Facility Agreement) is June 29, 2012.

WHEREAS, the Applicable Daily Floating LIBO Rate (as defined in the Credit Facility Agreement) is the Daily LIBO Rate (as defined in the Credit Facility Agreement) for such day, plus 2.00%.

WHEREAS, the Borrower has requested, and the Lender has agreed, pursuant to the terms hereof, to (1) increase the Warehousing Credit Limit to Three Hundred Fifty Million Dollars ($350,000,000); (2) extend the Stated Maturity Date to February 28, 2013, (3) decrease the Applicable Daily Floating LIBO Rate to the Daily LIBO Rate for such day, plus 1.85%; and (4) modify certain other terms of the Credit Facility Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual entry of this Third Amendment by the parties hereto and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.                                          Recitals.  The Recitals are hereby incorporated into this Third Amendment as a substantive part hereof.

Section 2.                                          Definitions.  Terms used herein and not otherwise defined shall have the meanings set forth in the Credit Facility Agreement.

Section 3.                                          Amendments to Credit Facility Agreement.  The Credit Facility Agreement is hereby amended as follows:

(a)                                  The Warehousing Note referenced in Section 1.3 and attached to the Credit Facility Agreement as Exhibit A, is hereby replaced with the Amended and Restated Warehousing Note attached to this Third Amendment as Exhibit A.

(b)                                 The term “Warehousing Credit Limit” set forth in Section 12.1 of the Credit Facility Agreement is hereby deleted and replaced with the following:

“Warehousing Credit Limit” means Three Hundred Fifty Million Dollars ($350,000,000); provided, however upon Borrower’s written request, Lender may, in its sole discretion, increase the Warehousing Commitment.

(c)                                  The first sentence of Section 1.2 of the Credit Facility Agreement is hereby deleted and replaced with the following:

“Subject to the extension right set forth below in this Section 1.2, the Warehousing Commitment expires on the earlier of (“Warehousing Maturity Date”): (a) February 28, 2013 (the “Stated Maturity Date”), on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances together with all accrued and unpaid interest and costs and expenses will become due and payable without the necessity of Notice or action by the Lender; and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under Section 10.2(a) or 10.2(b).”

(d)                                 The term “Applicable Daily Floating LIBO Rate” set forth in Section 12.1 of the Credit Facility Agreement is hereby deleted and replaced with the following:

“Applicable Daily Floating LIBO Rate” means, for any day, a rate per annum equal to the Daily LIBO Rate for such day, plus one and 85/100th percent (1.85%).

Section 4.                                          Ratification, No Novation, Effect of Modifications.  Except as may be amended or modified hereby, the terms of the Credit Facility Agreement are hereby ratified, affirmed and confirmed and shall otherwise remain in full force and effect.  Nothing in this Third Amendment shall be construed to extinguish, release, or discharge or constitute, create or effect a novation of, or an agreement to extinguish, release or discharge, any of the obligations, indebtedness and liabilities of the Borrower or any other party under the provisions of the Credit Facility Agreement or any of the other Loan Documents, unless specifically herein provided.

Section 5.                                          Amendments.  This Third Amendment may be amended or supplemented by and only by an instrument executed and delivered by each party hereto.

Section 6.                                          Waiver.  The Lender shall not be deemed to have waived the exercise of any right which it holds under the Credit Facility Agreement unless such waiver is made expressly and in writing (and no delay or omission by the Lender in exercising any such right shall be deemed a waiver of its future exercise).  No such waiver made as to any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.  Without limiting the operation and effect of the foregoing provisions hereof, no act done or omitted by the Lender pursuant to the powers and rights granted to it hereunder shall be deemed a waiver by the Lender of any of its rights and remedies under any of the provisions of the Credit Facility Agreement, and this Third Amendment is made and accepted without prejudice to any of such rights and remedies.

Section 7.                                          Governing Law.  This Third Amendment shall be given effect and construed by application of the law of the Commonwealth of Pennsylvania.

Section 8.                                          Headings.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

Section 9.                                          Severability.  No determination by any court, governmental body or otherwise that any provision of this Third Amendment or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (i) any other such provision or (ii) such provision in any circumstance not controlled by such determination.  Each such provision shall be valid and enforceable to the fullest extent allowed by, and shall be construed wherever possible as being consistent with, applicable law.

Section 10.                                   Binding Effect.  This Third Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, and their respective permitted successors and assigns.

Section 11.                                   Counterparts.  This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Third Amendment under their respective seals as of the day and year first written above.

BORROWER:

WITNESS:	WALKER & DUNLOP, LLC,

a Delaware limited liability company

/s/ Richard M. Lucas	By:	/s/ William M. Walker
	Name:	William M. Walker
	Title:	President

LENDER:

WITNESS:	PNC BANK, NATIONAL ASSOCIATION

/s/ James Colella	By:	/s/ Terri A. Wyda
	Name:	Terri A. Wyda
	Title:	Senior Vice President

JOINDER AND CONSENT OF GUARANTOR

Guarantor joins and consents to the provisions of the foregoing Third Amendment and all prior amendments and confirms and agrees that: (a) any and all guaranty, indemnification, or other obligations that Guarantor has incurred to Lender in connection with the Credit Facility Agreement, as amended by the foregoing Third Amendment, are and hereafter will remain in full force and effect; (b) the Guarantor’s obligations under the Guaranty shall be unimpaired by the Amendment; (c) Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Lender, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (d) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed, as modified by the Third Amendment.  The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor ratifies and confirms the indemnification and waiver of jury trial provisions contained in the Guaranty as amended by the Third Amendment.

WITNESS the due execution of this Joinder and Consent as a document under seal as of the date of the Third Amendment, intending to be legally bound hereby.

GUARANTOR:

WITNESS:	WALKER & DUNLOP, INC.,

a Maryland corporation

/s/ Richard M. Lucas	By:	/s/ William M. Walker
	Name:	William M. Walker
	Title:	President & Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED WAREHOUSING NOTE

$350,000,000.00	March 8, 2012

WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”) previously delivered to PNC Bank, National Association (together with its successors and assigns, “Lender”), that certain Warehousing Note, dated June 30, 2010, in the principal amount of One Hundred Fifty Million Dollars (the “Original Note”).  The Original Note evidences a line of credit and is the Warehousing Note referred to in that certain Warehousing Credit and Security Agreement, dated as of June 30, 2010, by and between the Borrower and Lender (the “Original Agreement”), as amended by that certain First Amendment to Warehousing Credit and Security Agreement, dated as of May 12, 2011, by and between the Borrower and Lender (the “First Amendment”) and as further amended by that certain Second Amendment to Warehousing Credit and Security Agreement, dated as of June 30, 2011, by and between the Borrower and Lender (the “Second Amendment”).  Contemporaneously herewith, Borrower and Lender have entered into that certain Third Amendment to Warehousing Credit and Security Agreement (the “Third Amendment”) (the Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment and as the same may be further amended, restated, renewed or replaced, is herein the “Agreement”), whereby Lender has agreed to, among other things, increase the Warehousing Credit Limit from One Hundred Fifty Million Dollars ($150,000,000) to Three Hundred Fifty Million Dollars ($350,000,000).  Accordingly, Borrower and Lender desire to amend and restate the Original Note in its entirety as follows:

FOR VALUE RECEIVED, the Borrower promises to pay to the order of the Lender, in accordance with the provisions of the Agreement, at the offices of the Lender located at One PNC Plaza, Pittsburgh, Pennsylvania 15222, or at such other place as the Lender may designate from time to time (i) the principal sum of Three Hundred Fifty Million Dollars ($350,000,000.00), or so much thereof as may be outstanding under the Agreement, (ii) interest on that amount from the date of each Warehousing Advance until repaid in full, and (iii) all other fees, charges and other Obligations due to the Lender under the Agreement, at the rates, at the times, and in the manner set forth in the Agreement.  All payments under this Note and the Agreement must be made in lawful money of the United States and in immediately available funds.

This Amended and Restated Warehousing Note (this “Note”) replaces the Original Note in its entirety, and evidences a line of credit and is the Warehousing Note referred to in the Agreement.  Reference is made to the Agreement (which is incorporated by reference as fully and with the same effect as if set forth at length in this Note) for a description of the Collateral and a statement of (a) the covenants and agreements made by the Borrower, (b) the rights and remedies granted to Lender, and (c) the other matters governed by the Agreement.  Capitalized terms not otherwise defined in this Note have the meanings set forth in the Agreement.

In addition to principal, interest, fees and other charges payable by Borrower under this Note and the Agreement, the Borrower must pay in accordance with the terms of Section 11.2(a) of the Agreement, all out-of-pocket costs and expenses of Lender, including reasonable fees, expenses and disbursements of counsel, in connection with the enforcement and collection of this Note.

The Borrower waives demand, notice, protest and presentment in connection with collection of amounts outstanding under this Note.

This Note is governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of laws, as an instrument under seal.

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IN WITNESS WHEREOF, the Borrower and the Lender have caused this Amended and Restated Warehousing Note to be duly executed as of the date set forth above as a sealed instrument.

WALKER & DUNLOP, LLC,
a Delaware limited liability company

By:	/s/ William M. Walker
Name:	William M. Walker
Title:	President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Terri A. Wyda
Name:	Terri A. Wyda
Title:	Senior Vice President

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